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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	29,300	$99.25(1)	$2,908,025.00	$352.45

(1)
Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the prices shown are based on the average of the high and low prices reported for PRA Health Sciences, Inc.'s common stock on the Nasdaq Global Select Market on September 10, 2019.

Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-230102

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 6, 2019)

29,300 Shares

PRA Health Sciences, Inc.

Common Stock

        The selling stockholders are offering up to 29,300 shares of our common stock. The selling stockholders may sell their shares of common stock from time to time in public transactions or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

        Our common stock is listed on the Nasdaq Global Select Market (the "Nasdaq") under the symbol "PRAH." On September 12, 2019, the last sale price of our common stock as reported on the Nasdaq was $101.85 per share.

        We have agreed to bear expenses in connection with the preparation and filing of the registration statement of which this prospectus forms a part. However, the selling stockholders will bear any fees or expenses related to any applicable underwriting discounts or commissions, brokers' fees and similar selling expenses, and any other fees and expenses incurred by the selling stockholders.

        The selling stockholders and any broker-dealers that participate in the distribution of the common stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the Securities Act). As a result, any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as the other information contained in such report and in our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2019 (which Forms 10-K and 10-Q are incorporated by reference herein) to read about factors you should consider before making a decision to invest in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 13, 2019.

Prospectus Supplement

Prospectus

        We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts, a prospectus supplement and an accompanying prospectus dated March 6, 2019. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC's "shelf" registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading "Incorporation by Reference."

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

        In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to "PRA Health Sciences," "PRA," the "Company," "we," "us" and "our" refer to PRA Health Sciences, Inc., a Delaware corporation, and its consolidated subsidiaries. References to the "IPO" refer to our initial public offering on November 12, 2014 of 19,523,255 shares of our common stock, including shares issued to the underwriters of the IPO pursuant to their election to exercise in full their option to purchase additional shares. References to the "selling stockholders" refer to the selling stockholders listed in the table under the caption "Selling Stockholders" in this prospectus supplement. References to our "2018 Annual Report" refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading "Risk Factors" herein and in our 2018 Annual Report, the other information contained in such report, our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2019 and the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

 PRA Health Sciences, Inc.

Our Company

        PRA Health Sciences, Inc. is one of the world's leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. PRA believes it is one of a select group of CROs with the expertise and capability to conduct clinical trials across major therapeutic areas on a global basis. PRA's therapeutic expertise includes areas that are among the largest in pharmaceutical development, and it focuses in particular on oncology, immunology, central nervous system, inflammation, respiratory, cardiometabolic and infectious diseases. PRA believes it further differentiates itself from its competitors through PRA's investments in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency for its clients throughout their clinical development processes. PRA's Data Solutions segment allows it to better serve its clients across their entire product lifecycle by (i) improving clinical trial design, recruitment, and execution; (ii) creating real-world data solutions based on the use of medicines by actual patients in normal situations; and (iii) increasing the efficiency of biotechnology and pharmaceutical companies' commercial organizations through enhanced analytics and outsourcing services.

Our History

        PRA Health Sciences, Inc. was incorporated in Delaware in June 2013 and its predecessors date back to 1982. Our qualified and experienced clinical and scientific staff has been delivering clinical drug development services to our clients for more than 30 years and our service offerings now encompass the spectrum of the clinical drug development process.

        On September 23, 2013, affiliates of Kohlberg Kravis Roberts & Co. L.P. acquired PRA Holdings for $1.4 billion pursuant to a plan of merger among Pinnacle Holdco Parent, Inc. (now known as PRA Health Sciences, Inc.), Pinnacle Merger Sub, Inc., or merger sub, and Genstar Capital Partners V, L.P, or Genstar, or the PRA Acquisition. Also on September 23, 2013, we acquired RPS Parent Holding Corp., or RPS, a global CRO, for $274.3 million, or the RPS Acquisition.

        In September 2017, PRA completed the acquisition of Symphony Health Solutions Corporation, a provider of data and analytics to help professionals understand the full market lifecycle of products offered for sale by companies in the pharmaceutical industry.

        PRA's principal executive offices are located at 4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612 and the telephone number at that address is (919) 786-8200. We maintain a website at www.prahs.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus supplement nor is incorporated by reference herein.

 The Offering

        The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled "Description of Common Stock."

Common stock offered by the selling stockholders	29,300 shares of our common stock.
Common stock outstanding before and after this offering	62,795,364 shares of our common stock
Use of proceeds	We will not receive any proceeds from this sale of shares by the selling stockholders.
Risk factors

You should carefully read and consider the information set forth under "Risk Factors" herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our 2018 Annual Report before investing in our common stock.

Dividend policy

We do not anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur, including under our existing credit facilities. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur. See "Dividend Policy."

Nasdaq symbol	"PRAH."

        Unless we indicate otherwise or the context otherwise requires, the information in this prospectus supplement is based on 65,875,129 shares of our common stock outstanding as of July 31, 2019, minus 3,079,765 shares retired in connection with a share repurchase consummated on September 6, 2019, but does not reflect: (1) 4,549,254 shares of common stock issuable upon the exercise of 4,549,254 options outstanding as of July 31, 2019, at a weighted average exercise price of $66.41 per share, (2) 1,743,441 shares of common stock available for future issuance under our 2018 Stock Incentive Plan as of July 31, 2019 and (3) 13,500 restricted stock units outstanding as of July 31, 2019.

RISK FACTORS

        An investment in our common stock involves risk. Before investing in our common stock, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our 2018 Annual Report, the other information contained in such report and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2019 and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the selected risks described below and in our 2018 Annual Report are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the common stock could decline and you may lose all or part of your investment in the Company.

Risks Related to this Offering and Ownership of Our Common Stock

Our operating results and share price may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

        We completed our IPO in November 2014. Since the IPO, the price of our common stock, as reported by the Nasdaq, has ranged from a low of $18.47 on November 13, 2014, to a high of $121.98 on December 3, 2018. Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. Our operating results and the trading price of our shares may fluctuate in response to various factors, including:

  •
  market conditions in the broader stock market;

  •
  actual or anticipated fluctuations in our quarterly financial and operating results;

  •
  introduction of new products or services by us or our competitors;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industries;

  •
  strategic actions by us, our customers or our competitors, such as acquisitions or restructurings;

  •
  changes in accounting standards, policies, guidance, interpretations or principles;

  •
  issuance of new or changed securities analysts' reports or recommendations or termination of coverage of our common stock by securities analysts;

  •
  sales, or anticipated sales, of large blocks of our stock;

  •
  the granting or exercise of employee stock options;

  •
  volume of trading in our common stock;

  •
  additions or departures of key personnel;

  •
  regulatory or political developments;

  •
  litigation and governmental investigations;

  •
  changing economic conditions;

  •
  defaults on our indebtedness; and

  •
  exchange rate fluctuations.

        These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. While we believe that operating results for any particular quarter are not necessarily a meaningful indication of future results, fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

Provisions of our corporate governance documents and Delaware law could make any change in our board of directors or in control of our company more difficult.

        Our amended and restated certificate of incorporation and our amended and restated bylaws and Delaware law contain provisions, such as provisions authorizing, without a vote of stockholders, the issuance of one or more series of preferred stock, that could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors even if such a transaction would be beneficial to our stockholders. We also have a staggered board of directors that could make it more difficult for stockholders to change the composition of our board of directors in any one year. These anti-takeover provisions could substantially impede the ability of public stockholders to change our management or board of directors.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market following this offering could cause the market price for our common stock to decline.

        Sales of a substantial number of shares of our common stock in the public market could occur at any time. We have 65,875,129 outstanding shares of common stock based on the number of shares outstanding as of July 31, 2019. Sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. We also registered all shares of common stock that we may issue under our equity compensation plans and they can be freely sold in the public market upon issuance, subject to the lock-up agreements. As restrictions on resale end, the market price of our stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Because we have no current plans to pay regular cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

        We do not anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur, including under our existing credit facilities. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur.

Because a significant portion of our operations is conducted through our subsidiaries, we are largely dependent on our receipt of distributions or other payments from our subsidiaries for cash to fund all of our operations and expenses, including to make future dividend payments, if any.

        A significant portion of our operations is conducted through our subsidiaries. As a result, our ability to service our debt or to make future dividend payments or other distributions, if any, is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Payments to us by our subsidiaries will be contingent upon our subsidiaries' earnings and other business considerations and may be subject to statutory or contractual restrictions. We do not currently expect to declare or pay dividends and other distributions on our common stock for the foreseeable future; however, to the extent that we determine in the future to pay dividends or other distributions on our common stock, the credit agreement governing our senior secured credit facilities significantly restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to us. Further, there may be significant tax and other legal restrictions on the ability of non-U.S. subsidiaries or associates to remit money to us.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

        The trading market for our shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement (and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus supplement) contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. All statements, other than statements of historical facts included in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information referred to are forward-looking statements. When used in this prospectus supplement, the words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets," "will" and the negative thereof and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

        There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors discussed herein and set forth under "Risk Factors" herein and in our 2018 Annual Report and the following risks, uncertainties and factors:

  •
  decisions to forego or terminate a particular clinical trial;

  •
  lack of available financing, budgetary limits or changing priorities;

  •
  actions by regulatory authorities;

  •
  our inability to convert our contractual backlog into revenues;

  •
  the failure of the market for our services to grow as anticipated;

  •
  the underpricing of our contracts and the overrunning of our cost estimates;

  •
  our inability to achieve operating efficiencies or grow revenues faster than our expenses;

  •
  our loss of key personnel or inability to recruit experienced employees;

  •
  our inability to successfully develop and market new services;

  •
  our failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations; and

  •
  changes in outsourcing trends for the biopharmaceutical industry.

        There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2018 Annual Report and the other information contained in such report and in our Quarterly Reports for the quarters ended March 31 and June 30, 2019. You should evaluate all forward-looking statements made in this prospectus supplement in the context of these risks and uncertainties.

        We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus supplement apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the Nasdaq and is traded under the symbol "PRAH". At the close of business on July 31, 2019, there were 134 holders of record of our shares of common stock. The last reported price of our common stock on the Nasdaq on September 12, 2019 was $101.85 per share.

 DIVIDEND POLICY

        We have no current plans to pay any cash dividends on our common stock for the foreseeable future and instead intend to retain earnings, if any, for future operations, expansion and debt repayment. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in the credit agreement governing our senior secured credit facilities.

        We did not pay any dividends in 2016, 2017, 2018 or the six months ended June 30, 2019.

 SELLING STOCKHOLDERS

        The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of July 31, 2019, by the stockholders selling shares in this offering.

        A person is a "beneficial owner" of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, each of the selling shareholders has sole voting and investment power over the common shares listed. Percentage computations are based on 65,875,129 shares of our common stock outstanding as of July 31, 2019 minus 3,079,765 shares retired in connection with a share repurchase consummated on September 6, 2019.

        Although the selling stockholders may offer some or all of the common stock that they own at their discretion following our filing of this prospectus supplement, they are not required to do so. Because the selling stockholders may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholders upon termination of any sales.

        Selling stockholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the common stock. Identification of any additional selling stockholders, if any, will be made in the applicable prospectus supplement. Information about the selling stockholders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments. From time to time, additional information concerning ownership of the stock may rest with holders of the common stock not named in the table below and of whom we are unaware.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering(1)
			Shares to be Sold in This Offering
Name of Beneficial Owner	Number	%		Number	%
Selling stockholders representing less than 1% owners of our common stock as a group(2)	29,300	*	29,300	0	0%

*
Less than 1%.

(1)
Assumes all shares being offered by this prospectus are sold.

(2)
Includes shares formerly held by KKR PRA Investors L.P., which was previously a stockholder of the Company.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO
NON-U.S. HOLDERS

        The following is a summary of material United States federal income and estate tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock acquired pursuant to this offering. Except where noted, this summary deals only with common stock that is held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.

        A "non-U.S. holder" means any beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Code and regulations, rulings and judicial decisions, in each case in effect as of the date hereof. Those authorities may be changed or be subject to differing interpretations, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below and which may adversely affect a non-U.S. holder of our common stock. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances (including the Medicare contribution tax on net investment income). In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, "controlled foreign corporation," "passive foreign investment company," or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If an entity treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

        If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

        In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder's common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder's adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under "—Gain on Disposition of Common Stock").

        Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service ("IRS") Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

        Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the taxable disposition of our common stock generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes and certain other conditions are met.

        A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the disposition, which gain may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

        We believe we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

Federal Estate Tax

        Common stock held by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

        Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will be subject to backup withholding on dividends paid to such holder unless such holder certifies, on an applicable IRS Form W-8, under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies, on an applicable IRS Form W-8, under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any dividends on our common stock paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Dividends," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts ("IRAs") and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment of a portion of the assets of any Plan in our common stock, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition of our common stock by an ERISA Plan with respect to which we or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring our common stock in reliance on these or any other exemption should carefully review the exemption to assure it is applicable.

        Because of the foregoing, our common stock should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Law.

Representation

        Accordingly, by acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our common stock constitutes assets of any Plan or (ii) the purchase and holding of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of our common stock.

PLAN OF DISTRIBUTION

        The selling stockholders and their successors, including their transferees, pledgees, donees, partnership distributees and other transferees receiving the offered common shares in non-sale transfers or their successors, may, from time to time, donate or sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

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  on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing of options, whether the options are listed on an options exchange or otherwise;

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  through the settlement of short sales;

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  a combination of any such methods of sale; or

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  any other method permitted pursuant to applicable law..

        In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with the broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver these securities to close out their short positions, or loans or pledge the common stock to broker-dealers that in turn may sell these securities.

        The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock.

        Our common stock is listed on Nasdaq under the symbol "PRAH". In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the common stock by selling stockholders who are, or are deemed to be, underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents who are, or are deemed to be, underwriters may be deemed to be underwriting discounts or commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules thereunder relating to stock manipulation, particularly Regulation M.

        In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling stockholder may not sell, transfer, devise, distribute, donate or gift these securities by other means not described.

LEGAL MATTERS

        The validity of the shares of common stock offered hereunder will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of PRA Health Sciences, Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of new accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any documents furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed from their respective filing dates so long as the registration statement of which this prospectus supplement and accompanying prospectus is a part remains effective:

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  our annual report on Form 10-K for the year ended December 31, 2018;

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  the information specifically incorporated by reference into our 2018 Annual Report from our Definitive Proxy Statement on Schedule 14A filed on April 18, 2019;

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  our quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

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  our current reports on Form 8-K filed on June 6, 2019, September 4, 2019 (excluding Item 7.01 and Exhibit 99.1) and September 6, 2019; and

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  the description of our common stock contained in our Form 8-A, filed on November 6, 2014.

        Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus (excluding certain exhibits to the documents). You should direct requests for those documents to:

PRA Health Sciences, Inc.
4130 ParkLake Avenue
Suite 400
Raleigh, North Carolina 27612
Attention: Investor Relations
Phone: (919) 786-8200

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is http://www.prahs.com. Please note that our website address is provided in this prospectus supplement as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Common Stock

Certain selling stockholders may offer and sell from time to time shares of our common stock.

The selling stockholders will determine when they sell shares of our common stock, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the sole right to accept, and they and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of shares of our common stock. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

Each time that any selling stockholders sell shares of our common stock using this prospectus, we or such selling stockholders will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock being offered, including the names of the selling stockholders and the prices at which the shares of our common stock are sold. The prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol "PRAH".

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, certain selling stockholders may, from time to time, offer and/or sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of our common stock that such selling stockholders may offer. Each time selling stockholders sell shares of our common stock using this prospectus, we or such selling stockholders will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock being offered, including the names of the selling stockholders and the prices at which the shares of our common stock are sold. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See "Incorporation by Reference" before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        In this prospectus, unless otherwise indicated or the context otherwise requires, references to "PRA Health Sciences," "PRA," the "Company," "we," "us" and "our" refer to PRA Health Sciences, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

        Investing in our common stock involves risks. Before you make a decision to buy shares of our common stock, in addition to the risks and uncertainties discussed below under "Special Note Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, or the 2018 Annual Report, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of common stock pursuant to this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering by selling stockholders of our common stock described in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts included in this prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus), including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information referred to are forward-looking statements. When used herein, the words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets," "will" and the negative thereof and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

        There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus). Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth under "Part I—Item 1A Risk Factors" in our 2018 Annual Report and the following risks, uncertainties and factors:

  •
  decisions to forego or terminate a particular clinical trial;

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  lack of available financing, budgetary limits or changing priorities;

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  actions by regulatory authorities;

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  our inability to convert our contractual backlog into revenues;

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  the failure of the market for our services to grow as anticipated;

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  the underpricing of our contracts and the overrunning of our cost estimates;

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  our inability to achieve operating efficiencies or grow revenues faster than our expenses;

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  our loss of key personnel or inability to recruit experienced employees;

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  our inability to successfully develop and market new services;

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  our failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations; and

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  changes in outsourcing trends for the biopharmaceutical industry.

        There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2018 Annual Report and the other information contained in such report. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

        We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

PRA HEALTH SCIENCES, INC.

        PRA is one of the world's leading global CROs by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. We believe we are one of a select group of CROs with the expertise and capability to conduct clinical trials across major therapeutic areas on a global basis. Our therapeutic expertise includes areas that are among the largest in pharmaceutical development, and we focus in particular on oncology, immunology, central nervous system, inflammation, respiratory, cardiometabolic and infectious diseases. We believe that we further differentiate ourselves from our competitors through our investments in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency for our clients throughout their clinical development processes. Our Data Solutions segment allows us to better serve our clients across their entire product lifecycle by (i) improving clinical trial design, recruitment, and execution; (ii) creating real-world data solutions based on the use of medicines by actual patients in normal situations; and (iii) increasing the efficiency of healthcare companies' commercial organizations through enhanced analytics and outsourcing services.

        Our global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and more than 16,400 employees worldwide. Since 2000, we have participated in more than 3,800 clinical trials worldwide, worked on marketed drugs across several therapeutic areas and conducted the pivotal or supportive trials that led to U.S. Food and Drug Administration, or FDA, or international regulatory approval of more than 85 drugs.

        We offer flexible clinical development service offerings, which include embedded and functional outsourcing services in addition to traditional, project based clinical trial services. Our Strategic Solutions offerings provide Embedded Solutions™ and functional outsourcing services in which our teams are fully integrated within the client's internal clinical development operations and are responsible for managing functions across the entire breadth of the client's drug development pipeline. We believe that our Strategic Solutions offerings represent an innovative alternative to the traditional, project based approach and allow our clients to maintain greater control over their clinical development processes. Our flexible clinical development service offerings expand our addressable market beyond the traditional outsourced clinical development market to include the clinical development spending that biopharmaceutical companies historically have retained in house.

        Over the past 30 years, we have developed strong client relationships and have performed services for more than 300 biotechnology and pharmaceutical clients. Our Strategic Solutions offerings have significantly expanded our relationships with large pharmaceutical companies in recent years, which has allowed us to pursue strategic alliances with these companies due to our global presence, broad therapeutic expertise and flexible clinical development service offerings. Additionally, we believe that we have built a reputation as a strategic partner of choice for biotechnology and small to mid-sized pharmaceutical companies as a result of our competitively differentiated platform and our long term track record of serving these companies.

        PRA was incorporated in Delaware in June 2013. PRA's principal executive offices are located at 4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612 and the telephone number at that address is (919) 786-8200. PRA's common stock is traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol "PRAH."

USE OF PROCEEDS

        We will not receive any of the proceeds from a sale of shares of our common stock by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK

Overview

        The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware, or the DGCL. Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock have been issued or are currently outstanding. Unless our board of directors determines otherwise, we issue all shares of our capital stock in uncertificated form. As of February 22, 2019, we had 65,531,659 shares of common stock outstanding.

        As described below, our amended and restated certificate of incorporation and amended and restated bylaws entitle Kohlberg Kravis Roberts & Co. L.P., or KKR, and its affiliates to certain rights provided that they beneficially own, in the aggregate, at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors. As of the date hereof, KKR and its affiliates beneficially owned less than 40% of such voting power and thus did not have these rights.

Common Stock

        Voting Rights— Holders of our common stock are entitled to one vote for each share held of record on all matters to which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

        Dividends— The DGCL permits a corporation to declare and pay dividends out of "surplus" or, if there is no "surplus," out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. "Surplus" is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our board of directors may consider relevant.

        Liquidation— Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

        Rights and Preferences— Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by Nasdaq, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

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  the designation of the series;

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  the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

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  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of the series.

        We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

        Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which would apply if and so long as our common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of our Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors

        Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors are fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations

        We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

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  prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, "voting stock" has the meaning given to it in Section 203 of the DGCL.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Our amended and restated certificate of incorporation provides that KKR and its affiliates, and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

Removal of Directors; Vacancies

        Under the DGCL, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when KKR and its affiliates beneficially own, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted under the stockholders agreement with affiliates of KKR, any vacancies on our board of directors are filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when KKR and its affiliates beneficially own, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders).

No Cumulative Voting

        Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors are able to elect all our directors.

Special Stockholder Meetings

        Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; provided, however, at any time when KKR and its affiliates beneficially own, in the aggregate, at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the board of directors or the chairman of the board of directors at the request of KKR and its affiliates. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions do not apply to KKR and its affiliates so long as the stockholders agreement with affiliates of KKR remains in effect. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to influence or obtain control of our Company.

Stockholder Action by Written Consent

        Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation allows stockholder action by written consent provided that KKR and its affiliates beneficially own at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, but precludes such action at any time when KKR and its affiliates beneficially own, in the aggregate, less than 40%; provided, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken by written consent to the extent provided by the applicable certificate of designation relating to such series.

Supermajority Provisions

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our amended and restated bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. For as long as KKR and its affiliates beneficially own, in the aggregate, at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our amended and restated bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy and entitled to vote on such amendment, alteration, rescission or repeal. At any time when KKR and its affiliates beneficially own, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

        Our amended and restated certificate of incorporation provides that at any time when KKR and its affiliates beneficially own, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

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  the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

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  the provisions providing for a classified board of directors (the election and term of our directors);

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  the provisions regarding resignation and removal of directors;

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  the provisions regarding competition and corporate opportunities;

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  the provisions regarding entering into business combinations with interested stockholders;

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  the provisions regarding stockholder action by written consent;

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  the provisions regarding calling special meetings of stockholders;

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  the provisions regarding filling vacancies on our board of directors and newly created directorships;

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  the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

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  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

        These provisions may have the effect of deterring hostile takeovers, delaying, or preventing changes in control of our management or our Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters' Rights of Appraisal and Payment

        Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders' Derivative Actions

        Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder's stock thereafter devolved by operation of law.

Exclusive Forum

        Our amended and restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our Company to the Company or the Company's stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our Company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Conflicts of Interest

        Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries' employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, each of KKR or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates has no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates.

        In addition, to the fullest extent permitted by law, in the event that KKR or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders' derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, repurchases or redemptions or derived an improper benefit from his or her actions as a director.

        Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors' and officers' liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Equiniti Group plc.

Listing

        Our common stock is listed on the Nasdaq under the symbol "PRAH."

 SELLING STOCKHOLDERS

        Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the shares of our common stock covered by this prospectus in any of the following ways (or in any combination):

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  to or through underwriters or dealers;

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  directly to one or more purchasers; or

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  through agents.

        Each time that the selling stockholders sell shares of our common stock covered by this prospectus, we or such selling stockholders will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such shares, including:

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  the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

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  the number of shares to be sold, the offering price of the shares and the proceeds to the selling stockholders, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

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  any options under which underwriters may purchase additional shares from the selling stockholders; and

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  any securities exchange or market on which the shares may be listed or traded.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. The selling stockholders may determine the price or other terms of the shares of our common stock offered under this prospectus by use of an electronic auction. We or such selling stockholders will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        The selling stockholders may distribute the shares from time to time in one or more transactions:

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  at a fixed price or at prices that may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices relating to such prevailing market prices; or

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  at negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. The selling stockholders may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

        The selling stockholders may sell the shares through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any underwriters, broker-dealers and agents that participate in the distribution of the shares may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Shares may also be sold in ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

        Offered shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and/or the selling stockholders and its compensation will be described in the applicable prospectus supplement.

        The selling stockholders will act independently of us in making decisions with respect to timing, manner and size of each sale.

        Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

        Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

        Our common stock is listed on Nasdaq under the symbol "PRAH".

        If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority, Inc., or FINRA, participating in the offering has a "conflict of interest" as defined in FINRA's Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

        Agents, dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

        The selling stockholders and other persons participating in a distribution of the securities covered by this prospectus may be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares for a period of up to five business days before the distribution.

        As used herein, the selling stockholders may include donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of common stock received, after the date of a prospectus supplement naming a selling stockholder, from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        Unless we state otherwise in the applicable prospectus supplement, the validity of the shares of common stock offered hereunder will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of new accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of shares by means of this prospectus (other than the portions thereof deemed to be furnished to the SEC, including under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K) will also be incorporated by reference into this prospectus and deemed to be part of this prospectus, from their respective filing dates:

  •
  our annual report on Form 10-K for the year ended December 31, 2018 filed on February 28, 2019;

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  those portions of our definitive proxy statement on Schedule 14A filed on April 20, 2018, in connection with our 2018 annual meeting of stockholders that are incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2017; and

  •
  the description of our common stock in our registration statement on Form 8-A filed on November 6, 2014.

        Notwithstanding the foregoing, no information is incorporated by reference into this prospectus where such information under applicable forms and regulations of the SEC is not deemed to be "filed" under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered "filed" under the Exchange Act or is to be incorporated by reference into this prospectus.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

PRA Health Sciences, Inc.
4130 ParkLake Avenue
Suite 400
Raleigh, North Carolina 27612
Attention: Investor Relations
Phone: (919) 786-8200

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is http://www.prahs.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

29,300 Shares

PRA Health Sciences, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

September 13, 2019